Exhibit 10.292

EIGHTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

[Domain Site, Garland, TX]

This EIGHTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this "Amendment") is made and entered into as of November 17, 2015 (the "Effective Date"), by and between RCM Firewheel, LLC, a Texas limited liability company ("Seller"), and ArchCo Residential LLC, a Delaware limited liability company ("Purchaser").

Recitals

This Amendment is made with respect to the following facts:

A.                 Seller and Purchaser entered into the Agreement of Purchase and Sale dated as of April 29, 2015 (the "Original Agreement"), with respect to approximately 135.89 acres of land located in Garland, Texas (the "Property"), as more particularly described in the Purchase Agreement.

B.                 Seller and Purchaser entered into the Amendment to Agreement of Purchase and Sale dated as of July 13, 2015 (the "First Amendment") , the Second Amendment to Agreement of Purchase and Sale, dated as of July 29, 2015 (the "Second Amendment"), the Third Amendment to Agreement of Purchase and Sale, dated as of August 6, 2015 (the "Third Amendment"), the Fourth Amendment to Agreement of Purchase and Sale, dated as of August 14, 2015 (the "Fourth Amendment"), the Fifth Amendment to Agreement of Purchase and Sale, dated as of October 7, 2015 (the "Fifth Amendment"), the Sixth Amendment to Agreement of Purchase and Sale, dated as of October 12, 2015 (the "Sixth Amendment"), and the Seventh Amendment to Agreement of Purchase and Sale, dated as of October 17, 2015 (the "Seventh Amendment"). The Original Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Seventh Amendment, is referred to in this Amendment as the "Purchase Agreement".

C.                 Seller and Purchaser desire to amend the Purchase Agreement as set forth in this Amendment.

Agreement

In consideration of the foregoing Recitals, the conditions, terms, covenants and agreements set forth in this Amendment, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree that the Purchase Agreement is amended as set forth in this Amendment:

1.                 Defined Terms. Each initially capitalized term used in this Amendment has the meaning set forth for that term in the Purchase Agreement, unless it is otherwise defined in this Amendment.

2.                  Closing Date - Phase II Property. Section 1.1(ii) of the Original Agreement is amended to provide that the Outside Closing Date for the Phase II Property shall be March 15, 2018.

3.                  Closing Date - Phase III Property. Section 1.1(iii) of the Original Agreement is amended to provide that the Outside Closing Date for the Phase III Property shall be March 15, 2020.

4.                  Utility Easement Expansion.

4.1 The City holds a 100-foot wide utility easement across the Property (the "Existing Easement"). The Existing Easement is located on the South side of Rowlett Creek and its location is depicted on Exhibit A attached to this Amendment. The City has asked Seller to convey to the City a new 25-foot wide utility easement to be located to the South of and contiguous with the Existing Easement (to the extent this easement is located within the Phase II Land and the Phase III Land, the "New Easement"). For the purposes of this Section 4, the New Easement does not include any portion of the proposed 25- foot wide utility easement located within the Phase I Land. The proposed location of the New Easement is also depicted on Exhibit A attached to this Amendment. Seller and the City have negotiated a form of utility easement document for the New Easement, which is attached as Exhibit B to this Amendment (the "Utility Easement Form").

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4.2               Notwithstanding the provisions of the Purchase Agreement to the contrary, Seller may grant the New Easement to the City and may keep the entire amount of compensation or consideration received by Seller from the City for the conveyance of the New Easement (the "New Easement Compensation") so long as: (a) Seller conveys the New Easement to the City before the Outside Closing Date for the Phase II Property; (b) the New Easement is located and has dimensions as depicted on Exhibit A attached to this Amendment; (c) the document by which the New Easement is granted is substantially similar in form and substance to the Utility Easement Form; and (d) within five Business Days after granting the New Easement to the City, Seller shall disclose in writing, together with supporting documentation, to Purchaser and Purchaser's successors in interest to the Phase II Land and the Phase III Land the amount of the New Easement Compensation. By executing this Amendment, Seller authorizes the City to disclose the amount of the New Easement Compensation to Seller. For purposes of this Section 4.2, a taking of the New Easement by eminent domain or a conveyance of the New Easement in lieu of the exercise of eminent domain shall be considered a conveyance of the New Easement.

4.3               The Phase II Purchase Price shall be reduced by an amount equal to one-half of the amount of the New Easement Compensation.

4.4                The Phase III Purchase Price shall be reduced by an amount equal to one-half of the amount of the New Easement Compensation.

5.                  Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same Amendment when each party has signed one of the counterparts. This Amendment may be delivered to the Escrow Agent and the other party by facsimile or in pdf format by email transmission.

6.                  Entire Agreement. The Purchase Agreement, as amended by this Amendment, constitutes the full and complete agreement and understanding between Seller and Purchaser and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in the Purchase Agreement, as so amended, and no provision of the Purchase Agreement, as so amended, may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by Seller and Purchaser.

7.                  Full Force and Effect; Incorporation. Except as modified by this Amendment, the terms and provisions of the Purchase Agreement are hereby ratified and confirmed and are and shall remain in full force and effect. If any inconsistency arises between this Amendment and the Purchase Agreement as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. This Amendment shall be construed to be a part of the Purchase Agreement and shall be deemed incorporated in the Purchase Agreement by this reference.

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Seller and Purchaser have executed this Amendment as of the Effective Date.

Seller:

RCM Firewheel, LLC,

a Texas limited liability company

By:	/s/ Tim Coltart
Name :	Tim Coltart
Title:	EVP

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Purchaser:

ArchCo Residential LLC,

a Delaware limited liability company

By:	/s/ Neil T. Brown
Name:	Neil T. Brown
Title:	Authorized Signatory

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Exhibit A

Depiction of Existing Easement and New Easement

[See attached}

Exhibit A

Exhibit B

Utility Easement Form

[See attached}

Exhibit B

UTILITY EASEMENT

STATE OF TEXAS	§
	§	KNOW ALL BY THESE PRESENTS:
COUNTY OF DALLAS	§

That RCM Firewheel, LLC (“Grantor”) for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Grantor, including the benefits to be obtained by Grantors by reason of the construction of the improvements contemplated herein, the sufficiency of which is hereby acknowledged, paid in hand by the City of Garland, Texas, a Texas home-rule municipality, ("Grantee"), has GRANTED AND CONVEYED, and by these presents does GRANT AND CONVEY unto Grantee a perpetual privilege, right, and easement (the "Easement") in all that certain lot, tract, or parcel of land situated in the County of Dallas, State of Texas, and more particularly described in Exhibit "A" attached hereto and incorporated herein by reference (the “Easement Area”).

The Easement hereby granted is for the purpose of giving to Grantee, its successors and assigns (including its franchised or authorized utilities), the right to:

(1)  construct, reconstruct, alter, rebuild, enlarge, improve, connect to, and perpetually maintain utility facilities over, under, upon, across and within the Easement Area;

(2)   enter the Easement Area to inspect, operate, repair, replace, alter, expand, and remove those facilities;

(3)  enter upon, pass through, and have ingress and egress to the adjoining property of Grantors for the purpose of obtaining access to the Easement Area;

(4)   trim trees or shrubbery within the Easement Area to the extent reasonably necessary to prevent actual, threatened, or possible harm to or interference with the utility facilities; and

(5)  prevent the construction of or remove any buildings, structures, fences or other obstructions that may endanger or interfere with the efficiency, safety or operation of the utility facilities or access thereto.

Notwithstanding the above, by its acceptance of this Easement, Grantee agrees that (i) it shall not enter onto Grantor’s adjoining property unless access to the Easement Area is not available through either publicly dedicated roadways or other lands owned by Grantee or over which Grantee has access rights; (ii) Grantee agrees to give Grantor or its successors at least two business days’ prior written notice prior to any entry upon the Easement Area or any lands owned by Grantor adjacent to the Easement Area, except in the case of an emergency; (iii) Grantee agrees to promptly close any gates which are opened in connection with the exercise of its rights hereunder; (iv) Grantee shall repair any damage to the Easement Area or any lands owned by Grantor adjacent to the Easement Area caused by the exercise of Grantee’s rights hereunder; and (v) Grantee shall indemnify, defend and hold harmless Grantor from and against any and all damages or liabilities of any kind or nature related to or connected with Grantee’s exercise of its rights hereunder.

The Easement hereby granted is for the purpose of giving to Grantee, its successors and assigns the right to construct, reconstruct, alter, rebuild, and perpetually maintain utility facilities over, under and across the Easement Area together with the limited right pursuant to item (3) above and the preceding paragraph to enter the Easement Area over the adjoining property of the ~~grantors~~ Grantor to inspect, operate, repair, replace, and remove those facilities.

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TO HAVE AND TO HOLD the Easement, together with all and singular the rights and appurtenances thereto and in anywise belonging unto Grantee, its successors, assigns, and the public forever.

EXECUTED this the      day of November, 2015.

GRANTOR:

RCM FIREWHEEL, LLC,

A Texas limited liability company

By: RCM Riverwalk GenPar, LLC,

A Texas limited liability company,

Its Manager

By:

~~Signature~~

          Timothy S. Coltart, Vice President

~~Printed Name and Title~~

ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF ~~DALLAS~~	§

This instrument was acknowledged before me on the            day of ~~_, 2015, by~~ November, 2015, by Timothy S. Coltart, Vice President of RCM Riverwalk GenPar, LLC, a Texas limited liability company, Manager of RCM Firewheel, LLC, a Texas limited liability company..

                                                                                 ~~.~~

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the        day of November, 2015.

Notary Public in and for the State of Texas

Typed or Printed Name of Notary

My Commission Expires:

By its execution below, RCP Garland MF Land, LLC, a Texas limited liability company, which holds a lien on the Easement Area, consents to this Easement and agrees to subordinate any and all liens it holds on the Easement Area to the rights granted to Grantee hereunder.

RCP GARLAND MF LAND, LLC,

A Texas limited liability company

                                    By: RCP GenPar 2012, LLC,

                                           A Texas limited liability company,

                                           Its Manager

                                                            By: RCP Properties, LLC,

                                                                   A Texas limited liability company,

                                                                   Its Manager

                                                        By:

                                                                                          Name:

                                                                                        Title:

ACKNOWLEDGMENT

STATE OF TEXAS                          §

                                                          §

COUNTY OF                                    §

This instrument was acknowledged before me on the       day of November, 2015, by                           , of RCP Properties, LLC, a Texas limited liability company, Manager of RCP GenPar 2012, LLC, a Texas limited liability company, Manager of RCP Garland MF Land, LLC, a Texas limited liability company.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the ____ day of November, 2015.                              ~~, 2015.~~

Notary Public in and for the State of Texas

Typed or Printed Name of Notary

My Commission Expires: ______________

EXHIBIT “A”

Legal Description of Easement Area

[To be attached]